EXHIBIT 10.1

BGC HOLDINGS, L.P.

TENTH AMENDMENT

TO AGREEMENT OF LIMITED PARTNERSHIP,

AS AMENDED AND RESTATED

This Tenth Amendment (this “Tenth Amendment”) to the Agreement of Limited Partnership of BGC Holdings, L.P. (the “Partnership”), as amended and restated as of March 31, 2008, and as further amended effective as of March 1, 2009, August 3, 2009, January 1, 2010, August 6, 2010, December 31, 2010, March 15, 2011, September 9, 2011, December 17, 2012 and July 1, 2013 (as amended, the “Agreement”), is executed as of May 9, 2014 and is effective as of May 9, 2014.

WITNESSETH:

WHEREAS, the General Partner and the sole Exchangeable Limited Partner wish to make certain modifications to the Agreement; and

WHEREAS, this Tenth Amendment has been approved by each of the General Partner and the sole Exchangeable Limited Partner;

NOW, THEREFORE, the Agreement is hereby amended on the terms set forth in this Tenth Amendment:

Section 1. Creation and Description of NPSUs

Pursuant to the authority conferred on the General Partner under the Agreement, including without limitation Sections 3.01, 4.02, and 13.01 thereof, there is hereby created a new class of Units in the Partnership designated as NPSUs and shall be considered Working Partner Units.

NPSUs shall be a separate class of units and otherwise identical in all respects to PSUs for all purposes under this Agreement, except that: (i) they shall not be eligible to be designated as an Exchange Right Interest; (ii) they cannot be made exchangeable for, or exchanged into, Class A common stock of BGC Partners; (iii) they shall not be eligible for the allocation of any items of income, gain, loss or deductions of the Partnership and Section 5.04 shall not apply to the NPSUs; and (iv) Section 6.01 shall not apply to the NPSUs.

On terms and conditions determined by the General Partner in its sole discretion, NPSUs may be converted into PSUs and/or PPSUs, which conversion may be set forth in a written vesting schedule. Upon, and subsequent to, any such conversion of NPSUs, such Units shall be treated for all purposes under this Agreement as PSUs and/or PPSUs, as applicable.

The definition of “Working Partner Unit” is hereby amended and restated as follows:

“Working Partner Unit” means any Unit (including High Distribution Units, High Distribution II Units, High Distribution III Units, High Distribution IV Units, Grant Units, Matching Grant Units, Restricted Partnership Units, PSUs, PSIs, AREUs, ARPUs, APSUs, APSIs, PSEs, LPUs, PPSUs, PPSIs, PPSEs, PLPUs, APPSUs, APPSIs, APPSEs, PREUs, PRPUs, APREUs, APRPUs, and NPSUs) designated as a Working Partner Unit in accordance with the terms of this Agreement.

Section 2. Other Amendments

The General Partner shall have the authority, without the consent of the other Partners other than the Exchangeable Limited Partners (by affirmative vote of a Majority in Interest), to make such other amendments to the Agreement as are necessary or appropriate to give effect to the intent of this Tenth Amendment, including, without limitation, to amend the Table of Contents or to reflect this Tenth Amendment in an Amended and Restated Agreement of Limited Partnership (and to further amend and/or restate such Amended and Restated Agreement of Limited Partnership to reflect this Tenth Amendment to the extent necessary or appropriate as determined by the General Partner).

Defined terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

BGC GP, LLC

By:	/s/ Howard W. Lutnick
Name: Howard W. Lutnick
Title: Chairman and CEO

CANTOR FITZGERALD, L.P., as the sole Exchangeable Limited Partner

By:	/s/ Howard W. Lutnick
Name: Howard W. Lutnick
Title: Chairman and CEO

[Signature Page to the Tenth Amendment, executed and effective as of May 9, 2014, to the Agreement of Limited Partnership of BGC Holdings, L.P., as amended and restated as of March 31, 2008, and as further amended]